FIRST AMENDMENT TO LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT is made and entered into effective as of this 13th day of March, 2015 by and between U.S. BANK NATIONAL ASSOCIATION, with its address at 425 Walnut Street, Cincinnati, Ohio 45202 (the “Bank”), and CITY NATIONAL ROCHDALE FUNDS, a Delaware statutory trust (the “Trust”), not individually but solely on behalf of its respective Funds as set forth on Exhibit A to the Loan Agreement, separately and not jointly (each such Fund a “Borrower” or “Borrowing Fund” and collectively the “Borrowers” or “Borrowing Funds”), and with its address at 400 North Roxbury Drive, Beverly Hills, California 90210.

W I T N E S S E T H:

WHEREAS, the Bank and the Borrower entered into a loan agreement originally effective as of October 1, 2014 (the “Loan Agreement”); and

WHEREAS, the parties wish to amend the Loan Agreement in order to increase the line available and clarify certain matters (this amendment herein sometimes called the “First Amendment”).

NOW, THEREFORE,the parties agree as follows:

1. Changes in Loan Facility.

(A)      The definition of “Maximum Amount” in Section 1 of the Loan Agreement shall be amended and restated to read as follows in the Loan Agreement and all of the Loan Documents:

“Maximum Amount” shall mean Fifty Million Dollars ($50,000,000) in the aggregate for all Funds under this facility.

(B)      The definition of “Collateral” in Section 1 of the Pledge and Security Agreement shall be amended and restated to read as follows:

To secure the prompt payment of all of each Debtor's liabilities, obligations and indebtedness to the Secured Party, under that certain Loan Agreement between the Secured Party and the Debtors with respect to the loans such Debtor dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) and all of the other Loan Documents (as defined in the Loan Agreement), including without limitation, pursuant to any ISDA Master Agreement (and all Schedules thereto) and any other foreign exchange, interest rate or other derivative agreements entered into with the Secured Party, or otherwise incurred in connection with such Debtor, whether heretofore, now or hereafter arising and howsoever evidenced, whether primary or secondary, or absolute or contingent, and whether arising under written or oral agreement or by operation of law, and the prompt, full and faithful performance of the obligations of such Debtor under any documents or instruments executed or delivered in connection with any such liabilities, obligations and indebtedness (all of such liabilities, obligations and indebtedness being sometimes collectively referred to herein as the “Obligations” of such Debtor), each Debtor hereby grants to the Secured Party a continuing first priority lien and security interest in and right of setoff against all of such Debtor’s rights, title and interest, including without limitation such Debtor’s securities entitlement (as such term is defined in Article 8 of the Uniform Commercial Code as adopted in the State of Ohio (the “UCC”)), in and to the following described securities account (as such term is defined in Article 8 of the UCC) held by U.S. Bank National Association, as custodian (the “Custodian”): the Fund trust accounts specified in Exhibit A, attached hereto and made a part hereof in the name of the Debtor, including any future amendments of such Exhibit A and any and all other Fund trust accounts of Debtor for which the Secured Party is Custodian and as to which no third party has any pledge, security interest, lien or other rights, all regardless of name changes to, and including all subaccounts thereof (collectively the “Securities Account”), together with all of such Debtor’s rights, title and interest in and to all securities and financial assets (as such terms are defined in Article 8 of the UCC) therein and all principal, interest, distributions, dividends (whether cash or stock), income, earnings, cash and other rights at any time received or receivable or otherwise distributed in respect of or in exchange therefor, and all additions to, all replacements of, all substitutions for, and all proceeds of any or all of the foregoing (all of the foregoing being sometimes collectively referred to herein as the “Collateral” of such Debtor).

(C)      Any place in the Loan Agreement or other Loan Documents that an initial or follow-up notice or writing is specified, including but not limited to a Loan Request, the Parties agree that same shall include an e-mail from an Authorized Officer.

(D)      In connection with the above, the Trust shall execute an Amended and Restated Promissory Note on behalf of the respective Borrowing Funds, which shall hereafter be Exhibit D under the Loan Agreement, in the form attached hereto. The Trust and the Bank acknowledge and agree that the obligations of the Borrowing Funds to the Bank under the prior Note shall not be deemed canceled or satisfied, but shall now be deemed evidenced by the attached Amended and Restated Note, and such Note and the Loans evidenced thereby shall continue to be subject to the various provisions of the Loan Agreement.

2.  Effectiveness. This First Amendment shall be effective upon delivery to the Bank of an original First Amendment, the Amended and Restated Promissory Note, and an updated Officer’s Certificate, all duly executed by the Trust on behalf of the respective Borrowing Funds.

3.  Representations, Warranties and Covenants. The Trust on behalf of itself and the Borrowing Funds further represents and warrants that:

(A)      This First Amendment has been duly executed and delivered by the Trust on behalf of the Borrowing Funds, is authorized by all requisite action of the Trust and such Funds and is the legal, valid, binding and enforceable obligation of the Trust and such Funds; and

(B)      The execution and delivery of this First Amendment by the Trust on behalf of the Borrowing Funds will not constitute a violation of any applicable law or a breach of any provision contained in the Declaration of Trust or other governing documents of the Trust or such Funds, or contained in any order of any court or any other governmental agency or in any agreement, instrument or document to which the Trust or the Borrowing Funds are a party or by which the Trust, the Borrowing Funds or any of their assets or properties are bound; and

(C)      Except as previously or agreed to be waived by the Bank in writing, or as noted in Exhibit B attached hereto, there is outstanding no Event of Default or event which with the giving of notice and/or the passage of time, would constitute an Event of Default under the Loan Agreement, as of the effective date of and after giving effect to this First Amendment; and

(D)      Except as modified hereby or as noted in said Exhibit B, all representations, warranties and covenant or as to the Trust or the Borrowing Funds set forth in the Loan Agreement or any of the other Loan Documents, as applicable, shall be deemed restated in all material respects as of the date hereof.

4.        Miscellaneous.

(A)      As amended hereby, the Loan Agreement shall remain in full force and effect, and all references in the Loan Agreement (or other Loan Documents issued pursuant to the Loan Agreement) shall mean such Loan Agreement as amended hereby.

(B)      Capitalized terms used but not defined herein shall have the same meanings herein as in the Loan Agreement.

(C)      The Trust or the Borrowing Funds shall reimburse the Bank for all reasonable out-of-pocket costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred by it or for which it becomes obligated in connection with or arising out of this First Amendment.

(D)      Except as amended hereby, the Loan Agreement and all other Loan Documents shall be deemed confirmed and on-going in accord with their terms.

(E)      This First Amendment may be executed in counterparts, all of which constitute one instrument hereunder.

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IN WITNESS WHEREOF, the parties have executed this First Amendment by their respective duly authorized officers effective as of the date noted above.

U.S. BANK NATIONAL ASSOCIATION

By:
Shelly Allen
Vice President

CITY NATIONAL ROCHDALE FUNDS
Not individually but solely on behalf of its Funds listed On Exhibit A to this Agreement, separately and not jointly

By:
Kurt Hawkesworth
Vice President

U.S. BANK NATIONAL ASSOCIATION
(As Custodian)

By:
Mark J. Dowling
Vice President

EXHIBIT A
to First Amendment to Loan Agreement

Fund Name	TIN Number
City National Rochdale Limited Maturity Fixed Income Fund	04-3021291
City National Rochdale Government Bond Fund	23-3024506
City National Rochdale Corporate Bond Fund	23-3024502
City National Rochdale California Tax Exempt Bond Fund	23-3024507
City National Rochdale Municipal High Income Fund	46-4072811
City National Rochdale High Yield Bond Fund	23-3024508
City National Rochdale Intermediate Fixed Income Fund	13-4097327
City National Rochdale Fixed Income Opportunities Fund	26-4738448
City National Rochdale Multi-Asset Fund	26-0749917
City National Rochdale Dividend & Income Fund	13-4053250
City National Rochdale U.S. Core Equity Fund	46-1400689
City National Rochdale Socially Responsible Equity Fund	59-3789106
City National Rochdale Emerging Markets Fund	27-5312372

EXHIBIT B

Nothing to disclose

EXHIBIT D

AMENDED AND RESTATED
 PROMISSORY NOTE

$50,000,000	Cincinnati, Ohio March 13, 2015

CITY NATIONAL ROCHDALE FUNDS, a Delaware statutory trust (the “Trust”), not individually but only on behalf of its Funds listed in Schedule A (attached hereto and made a part hereof) for which a borrowing is requested, separately and not jointly (each a “Borrower” or “Borrowing Fund” and collectively the “Borrowers” or “Borrowing Funds” hereunder), for value received, hereby promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION, (the "Bank"), or its successors or assigns, on or before September 14, 2015, or such earlier date specified in the Loan Agreement as the Maturity Date ("Maturity Date"), the principal sum of Fifty Million Dollars ($50,000,000), or such portion thereof as may be outstanding from time to time as Loans to the Borrowers which are related to such Trust under the hereinafter-described Loan Agreement, together with interest thereon as hereinafter provided.

This Note is the "Amended and Restated Note" to which reference is made in the First Amendment to Loan Agreement dated as of even date herewith between the Borrowers and Trust party thereto and the Bank (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") and is subject to the terms and conditions thereof, including without limitation the terms thereof providing for acceleration of maturity of the loans made by the Bank to the Borrowers under the Loan Agreement and evidenced by this Note (the "Loans").

This Note shall bear interest at a rate per annum equal to the Prime Rate minus one-half of one percent (0.5%), which interest shall be payable monthly, in arrears, commencing on April 1, 2015 and on the first day of each month thereafter and on the date specified in clause (b) of the definition of Maturity Date; provided that a Borrowing Fund may at its option pay such interest whenever all or any part of its Loans are due, whether on the Maturity Date, by virtue of a mandatory prepayment, or by reason of demand, acceleration or otherwise (on the amount then due) and whenever such Borrowing Fund repays all or part of such Borrowing Fund’s Loan as a voluntary prepayment. Interest on this Note shall be computed on the basis of a year consisting of three hundred sixty (360) days but applied to the actual number of days elapsed.

As used herein, the term "Prime Rate" shall mean the rate which the Bank announces as its prime lending rate, as in effect from time to time. The Prime Rate is determined solely by the Bank pursuant to market factors and its own operating needs and does not necessarily represent the lowest or best rate actually charged to any customer. The Bank may make commercial or other loans at rates of interest at, above or below the Prime Rate.

The principal of this Note is subject to mandatory prepayments, as follows: (i) if the aggregate principal amount of the Loans outstanding to any Borrower exceeds the Borrowing Fund Limit for such Borrower at any time, such excess shall be immediately due and payable, (ii) if the aggregate principal amount of the Loans outstanding to all Borrowing Funds under the Loan Agreement exceeds the Maximum Amount at any time, the Borrower’s pro rata share of such excess (as determined pursuant to section 3(a) of the Loan Agreement) shall be immediately due and payable and (iii) the principal of this Note shall be due and payable in full on the Maturity Date and, if earlier, the date on which the Loans become due, whether by virtue of demand, acceleration or otherwise. This Note may be voluntarily prepaid in whole or in part at any time, without premium or penalty; provided, however that each prepayment of principal shall be in an amount equal to no less than $1,000.00 (or, if less, the then-outstanding balance of this Note).

If any payment due from a Borrowing Fund is not made within ten (10) days after the date due, such Borrowing Fund shall pay the Bank an amount equal to five percent (5%) of such payment or $50.00, whichever is greater.

An "Event of Default" as described in the Loan Agreement with respect to a Borrower shall constitute an Event of Default hereunder. Upon the occurrence of such an Event of Default, the Bank shall have ail rights and remedies provided herein, in the Loan Agreement and otherwise available at law or in equity with respect to such Borrower. At the option of the Bank, upon the occurrence and during the continuance of any Event of Default with respect to a Borrowing Fund, this Note shall bear interest applicable to such Borrowing Fund (computed and adjusted in the same manner, and with the same effect, as interest prior to the occurrence of such Event of Default) payable on demand at a rate equal to three percent (3%) per annum in excess of the otherwise applicable rate.

All payments of principal and interest hereunder shall be made in immediately available funds to the Bank at 425 Walnut Street, Cincinnati, Ohio 45202, M.L. CN-OH-W6TC, or at such other place as may be designated by the holder hereof to the Borrower in writing. Each Borrower and its applicable Trust authorize the Bank to charge any account, in the name of such Borrower, or charge or increase any loan balance of such Borrower at the Bank for the amount of any interest or principal payments due to the Bank hereunder. The Bank is further authorized by each Borrower and its applicable Trust to enter from time to time the balance of this Note and all payments thereon on the reverse of this Note or in the Bank's regularly maintained data processing records, and the aggregate unpaid amount set forth thereon or therein shall be presumptive evidence of the amount owing to the Bank and unpaid on this Note, absent manifest error.

The Borrowers’ and the Trust’s obligations under this Note are subject to the limitations set forth in Section 8(k) of the Loan Agreement, which provisions are incorporated by reference as if set forth in full herein. If any term or condition of this Note conflicts with the express terms or conditions of the Loan Agreement, the terms and conditions of the Loan Agreement shall control.  Terms used but not defined herein shall have the same meanings herein as in the Loan Agreement.

IMPORTANT: This Note shall be deemed made in Ohio and shall in all respects be governed by and construed in accordance with the laws of the State of Ohio, including all matters of construction, validity and performance.

Without limitation on the ability of the Bank to exercise all of its rights as to the Collateral provided by the Borrower or to initiate and prosecute any action or proceeding in any applicable jurisdiction related to loan repayment, each Borrower and its Trust and the Bank agree that any action or proceeding commenced by or on behalf of the parties arising out of or relating to this Note shall be commenced and maintained exclusively in the United States District Court for the Southern District of Ohio, or any other court of applicable jurisdiction located in Cincinnati, Ohio. The Borrowers, the Trust and the Bank also agree that a summons and complaint commencing an action or proceeding in any such Ohio courts by or on behalf of such parties shall be properly served and shall confer personal jurisdiction on a party to which said party consents, if (i) served personally or by registered or certified mail to the other party at any of its addresses noted herein, or (ii) as otherwise provided under the laws of the State of Ohio. The Borrowers, the Trust and the Bank hereby waive all rights to trial by jury in any proceeding arising out of or related to this Note. The interest rate and all other terms of this Note negotiated with the Borrowers are, in part, related to the aforesaid provisions on jurisdiction, which the Bank deems a vital part of this loan arrangement.

Presentment for payment, notice of dishonor, protest, demand, notice of protest and all other notices are hereby waived.

THE TRUST:

CITY NATIONAL ROCHDALE FUNDS not individually but solely on behalf of its Funds listed on Schedule A to this Note, separately and not jointly

By:
Kurt Hawkesworth Vice President

Schedule "A"

To Amended and Restated Promissory Note

Fund Name	TIN Number
City National Rochdale Limited Maturity Fixed Income Fund	04-3021291
City National Rochdale Government Bond Fund	23-3024506
City National Rochdale Corporate Bond Fund	23-3024502
City National Rochdale California Tax Exempt Bond Fund	23-3024507
City National Rochdale Municipal High Income Fund	46-4072811
City National Rochdale High Yield Bond Fund	23-3024508
City National Rochdale Intermediate Fixed Income Fund	13-4097327
City National Rochdale Fixed Income Opportunities Fund	26-4738448
City National Rochdale Multi-Asset Fund	26-0749917
City National Rochdale Dividend & Income Fund	13-4053250
City National Rochdale U.S. Core Equity Fund	46-1400689
City National Rochdale Socially Responsible Equity Fund	59-3789106
City National Rochdale Emerging Markets Fund	27-5312372

AMENDED AND RESTATED
PROMISSORY NOTE

$50,000,000	Cincinnati, Ohio March 13, 2015

CITY NATIONAL ROCHDALE FUNDS, a Delaware statutory trust (the “Trust”), not individually but only on behalf of its Funds listed in Schedule A (attached hereto and made a part hereof) for which a borrowing is requested, separately and not jointly (each a “Borrower” or “Borrowing Fund” and collectively the “Borrowers” or “Borrowing Funds” hereunder), for value received, hereby promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION, (the "Bank"), or its successors or assigns, on or before September 14, 2015, or such earlier date specified in the Loan Agreement as the Maturity Date ("Maturity Date"), the principal sum of Fifty Million Dollars ($50,000,000), or such portion thereof as may be outstanding from time to time as Loans to the Borrowers which are related to such Trust under the hereinafter-described Loan Agreement, together with interest thereon as hereinafter provided.

This Note is the "Amended and Restated Note" to which reference is made in the First Amendment to Loan Agreement dated as of even date herewith between the Borrowers and Trust party thereto and the Bank (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") and is subject to the terms and conditions thereof, including without limitation the terms thereof providing for acceleration of maturity of the loans made by the Bank to the Borrowers under the Loan Agreement and evidenced by this Note (the "Loans").

This Note shall bear interest at a rate per annum equal to the Prime Rate minus one-half of one percent (0.5%), which interest shall be payable monthly, in arrears, commencing on April 1, 2015 and on the first day of each month thereafter and on the date specified in clause (b) of the definition of Maturity Date; provided that a Borrowing Fund may at its option pay such interest whenever all or any part of its Loans are due, whether on the Maturity Date, by virtue of a mandatory prepayment, or by reason of demand, acceleration or otherwise (on the amount then due) and whenever such Borrowing Fund repays all or part of such Borrowing Fund’s Loan as a voluntary prepayment. Interest on this Note shall be computed on the basis of a year consisting of three hundred sixty (360) days but applied to the actual number of days elapsed.

As used herein, the term "Prime Rate" shall mean the rate which the Bank announces as its prime lending rate, as in effect from time to time. The Prime Rate is determined solely by the Bank pursuant to market factors and its own operating needs and does not necessarily represent the lowest or best rate actually charged to any customer. The Bank may make commercial or other loans at rates of interest at, above or below the Prime Rate.

The principal of this Note is subject to mandatory prepayments, as follows: (i) if the aggregate principal amount of the Loans outstanding to any Borrower exceeds the Borrowing Fund Limit for such Borrower at any time, such excess shall be immediately due and payable, (ii) if the aggregate principal amount of the Loans outstanding to all Borrowing Funds under the Loan Agreement exceeds the Maximum Amount at any time, the Borrower’s pro rata share of such excess (as determined pursuant to section 3(a) of the Loan Agreement) shall be immediately due and payable and (iii) the principal of this Note shall be due and payable in full on the Maturity Date and, if earlier, the date on which the Loans become due, whether by virtue of demand, acceleration or otherwise. This Note may be voluntarily prepaid in whole or in part at any time, without premium or penalty; provided, however that each prepayment of principal shall be in an amount equal to no less than $1,000.00 (or, if less, the then-outstanding balance of this Note).

If any payment due from a Borrowing Fund is not made within ten (10) days after the date due, such Borrowing Fund shall pay the Bank an amount equal to five percent (5%) of such payment or $50.00, whichever is greater.

An "Event of Default" as described in the Loan Agreement with respect to a Borrower shall constitute an Event of Default hereunder. Upon the occurrence of such an Event of Default, the Bank shall have all rights and remedies provided herein, in the Loan Agreement and otherwise available at law or in equity with respect to such Borrower. At the option of the Bank, upon the occurrence and during the continuance of any Event of Default with respect to a Borrowing Fund, this Note shall bear interest applicable to such Borrowing Fund (computed and adjusted in the same manner, and with the same effect, as interest prior to the occurrence of such Event of Default) payable on demand at a rate equal to three percent (3%) per annum in excess of the otherwise applicable rate.

All payments of principal and interest hereunder shall be made in immediately available funds to the Bank at 425 Walnut Street, Cincinnati, Ohio 45202, M.L. CN-OH-W6TC, or at such other place as may be designated by the holder hereof to the Borrower in writing. Each Borrower and its applicable Trust authorize the Bank to charge any account, in the name of such Borrower, or charge or increase any loan balance of such Borrower at the Bank for the amount of any interest or principal payments due to the Bank hereunder. The Bank is further authorized by each Borrower and its applicable Trust to enter from time to time the balance of this Note and all payments thereon on the reverse of this Note or in the Bank's regularly maintained data processing records, and the aggregate unpaid amount set forth thereon or therein shall be presumptive evidence of the amount owing to the Bank and unpaid on this Note, absent manifest error.

The Borrowers’ and the Trust’s obligations under this Note are subject to the limitations set forth in Section 8(k) of the Loan Agreement, which provisions are incorporated by reference as if set forth in full herein. If any term or condition of this Note conflicts with the express terms or conditions of the Loan Agreement, the terms and conditions of the Loan Agreement shall control. Terms used but not defined herein shall have the same meanings herein as in the Loan Agreement.

IMPORTANT: This Note shall be deemed made in Ohio and shall in all respects be governed by and construed in accordance with the laws of the State of Ohio, including all matters of construction, validity and performance.

Without limitation on the ability of the Bank to exercise all of its rights as to the Collateral provided by the Borrower or to initiate and prosecute any action or proceeding in any applicable jurisdiction related to loan repayment, each Borrower and its Trust and the Bank agree that any action or proceeding commenced by or on behalf of the parties arising out of or relating to this Note shall be commenced and maintained exclusively in the United States District Court for the Southern District of Ohio, or any other court of applicable jurisdiction located in Cincinnati, Ohio. The Borrowers, the Trust and the Bank also agree that a summons and complaint commencing an action or proceeding in any such Ohio courts by or on behalf of such parties shall be properly served and shall confer personal jurisdiction on a party to which said party consents, if (i) served personally or by registered or certified mail to the other party at any of its addresses noted herein, or (ii) as otherwise provided under the laws of the State of Ohio. The Borrowers, the Trust and the Bank hereby waive all rights to trial by jury in any proceeding arising out of or related to this Note. The interest rate and all other terms of this Note negotiated with the Borrowers are, in part, related to the aforesaid provisions on jurisdiction, which the Bank deems a vital part of this loan arrangement.

Presentment for payment, notice of dishonor, protest, demand, notice of protest and all other notices are hereby waived.

THE TRUST:

CITY NATIONAL ROCHDALE FUNDS not individually but solely on behalf of its Funds listed on Schedule A to this Note, separately and not jointly

By:
Kurt Hawkesworth Vice President

Schedule "A"

To Amended and Restated Promissory Note

Fund Name	TIN Number
City National Rochdale Limited Maturity Fixed Income Fund	04-3021291
City National Rochdale Government Bond Fund	23-3024506
City National Rochdale Corporate Bond Fund	23-3024502
City National Rochdale California Tax Exempt Bond Fund	23-3024507
City National Rochdale Municipal High Income Fund	46-4072811
City National Rochdale High Yield Bond Fund	23-3024508
City National Rochdale Intermediate Fixed Income Fund	13-4097327
City National Rochdale Fixed Income Opportunities Fund	26-4738448
City National Rochdale Multi-Asset Fund	26-0749917
City National Rochdale Dividend & Income Fund	13-4053250
City National Rochdale U.S. Core Equity Fund	46-1400689
City National Rochdale Socially Responsible Equity Fund	59-3789106
City National Rochdale Emerging Markets Fund	27-5312372